UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

_____________________

Form 8-K
_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2007

CITIZENS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
____________________________

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (304) 636-4095

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Report (including the exhibit attached hereto) is being furnished under Item 8.01 of Form 8-K and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference into any of Citizens Financial Corp.’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

On December 14, 2007, Citizens Financial Corp. mailed a letter to shareholders concurrently with the distribution of its fourth quarter 2007 dividend.  The letter provides stockholders with information regarding issues the company faced in 2007 including increased loan losses and the net costs of operations related to other real estate.  These costs have resulted in a reduced dividend.  A copy of this letter is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

This Form 8-K contains forward looking statements which reflect our current expectations based on information available to us.  These forward looking statements involve uncertainties related to the general economic conditions in our nation and other broad based issues such as interest rates and regulations as well as to other factors which may be more specific to our own operations.  Forward looking statements can be identified by words such as “may”, “will”, “expect”, “anticipate”, “believe”, “estimate”, “plans”, “intends”, or similar words.  We do not attempt to update any forward looking statements.  We include them pursuant to applicable safe harbor provisions of the Private Securiites Litigation Reform Act of 1995.  When considering forward looking statements, you should keep in mind the cautionary statements in our SEC filings, including the “Risk Factors” section on Item 1A of our 2006 Annual Report on Form 10-K.  Although we believe the expectations reflected in our forward looking statements are reasonable, actual results could differ materially.

Item 9.01:  Financial Statements and Exhibits

(c)	Exhibits
                      99.1 Letter to Shareholders Dated December 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

/s/ 12/14/07	/s/ Thomas K. Derbyshire

Vice President, Treasurer &
Principal Financial